                                                                      Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 1999

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

    1. Statement of Cash Available for Distribution for the three months ended June 30, 1999:


        Net income                                                       $          715,000
        Add:    Depreciation and amortization charged to income not
                affecting cash available for distribution                            23,000
                Minimum lease payments received, net of interest
                income earned, on leases accounted for under the
                financing method                                                     51,000
                Net proceeds from sale of property                                1,765,000

        Less:   Gain on Sale of Property                                          (527,000)
                Additions to real estate                                          (152,000)
                Reserves                                                        (1,620,000)
                                                                         -------------------

                Cash Available for Distribution                          $          255,000
                                                                         ===================
                Distributions allocated to General Partners              $                -
                                                                         ===================
                Distributions allocated to Limited Partners              $          255,000
                                                                         ===================

    2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1999:

                    Entity Receiving                              Form of
                      Compensation                             Compensation                           Amount
              -----------------------------  --------------------------------------------------  -----------------

              Winthrop
              Management LLC                 Property Management Fees                            $          3,000

              General Partners               Interest in Cash Available for Distribution         $              -

              WFC Realty Co., Inc.
              (Initial Limited Partner)      Interest in Cash Available for Distribution         $          1,172




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